Exhibit 99.1

NEWS RELEASE

FOR RELEASE: IMMEDIATELY

GATX CORPORATION TO PRESENT AT JPMORGAN CONFERENCE

     CHICAGO, March 7 - GATX Corporation (NYSE: GMT) today announced that Robert C. Lyons, Vice President and Chief Financial Officer, will present at the JPMorgan Small Cap Conference in Chicago on Wednesday, March 9, 2005. The presentation will include an overview of GATX’s operations.

     GATX’s presentation will begin at 10:45 a.m. Central Standard Time and will conclude at 11:35 a.m. Central Standard Time.

     A copy of the accompanying slides for the presentation will be available prior to the start of the presentation at www.gatx.com or by calling the GATX Investor Relations Department.

COMPANY DESCRIPTION

     GATX Corporation (NYSE: GMT) is a specialized leasing company combining asset knowledge and services, structuring expertise, partnering, and capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar, locomotive, and aircraft operating leasing.

FOR FURTHER INFORMATION CONTACT:

Rhonda S. Johnson
Director, Investor Relations
GATX Corporation
312-621-6262

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(03/07/05)